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                                                                     Exhibit 8.2

                                 March 22, 2000




Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, CA 95110

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the Amended and Restated Agreement and Plan of Reorganization dated as of November 30, 1999, and amended as of February 9, 2000 (including all amendments thereto, the "Agreement") by and among Insmed Incorporated, a Virginia corporation
 ---------
("Parent"), Celtrix Pharmaceuticals, Inc., a Delaware corporation ("Celtrix"),
  ------                                                            -------
Celtrix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Insmed Pharmaceuticals, Inc., a Virginia corporation
            ----
("Insmed"). Pursuant to the Agreement, (i) Sub will merge with and into Celtrix
  ------
and Celtrix will become a wholly owned subsidiary of Parent (the "Merger"), and
                                                                  ------
(ii) shareholders of Insmed will exchange all of their Insmed Shares for Parent Common Stock and Insmed will also become a wholly owned subsidiary of Parent (the "Capital Contribution" and collectively with the Merger, the
      --------------------
"Transaction").
 -----------

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").
 ----

          We have acted as legal counsel to Celtrix in connection with the Merger and the Transaction. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

          1. The Agreement (including exhibits);

          2. Representations made to us by Celtrix, Sub, Insmed and Parent in certificates of even date herewith delivered to us by authorized officers of those corporations ("Officer's Tax Certificates");
                     --------------------------

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Celtrix Pharmaceuticals, Inc.
March 22, 2000
Page 2

          3. The Registration Statement filed by Insmed Incorporated with the Securities Exchange Commission (which includes a proxy statement-prospectus relating to the Merger) (the "Registration Statement").
                              ----------------------

          4. Such other instruments and documents related to the operation of Celtrix, Sub, Insmed and Parent, or to the consummation of the Merger, the Transaction, and the transactions contemplated thereby, as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          2. Any representation or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any present plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

          3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us by Celtrix, Sub, Insmed or Parent, their managements, employees, officers, directors and stockholders in connection with the Merger and the Transaction, including without limitation the Agreement and the Officer's Tax Certificates, are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such statements, descriptions and representations;

          4. The Merger will be reported by Parent, Insmed and Celtrix on their respective federal income tax returns in a manner consistent with the opinion set forth below;

          5. The Merger and Transaction will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state law;

          6. In the Merger, shares of Celtrix capital stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the

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Celtrix Pharmaceuticals, Inc.
March 22, 2000
Page 3

total number of shares of all other classes of Celtrix capital stock will be exchanged solely for Parent voting stock (taking into account as Celtrix capital stock outstanding at the Effective Time of the Merger shares of Celtrix capital stock exchanged, or redeemed by Celtrix, including without limitation shares of Celtrix's Series A and Series B Preferred Stock, for cash or other property originating with, or reimbursed to Celtrix by, Parent, Insmed or any other person other than Celtrix); and

          7. The opinion of counsel to be issued by Hunton & Williams to Insmed and Parent has been delivered and not withdrawn.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

             (a) for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code, and

             (b) the opinion ascribed to us in the Registration Statement under the caption "Material Federal Income Tax Consequences," except as otherwise indicated, represents our opinion as to the principal U.S. federal income tax consequences of the Merger under applicable law.

This opinion does not apply to, and no conclusion is expressed regarding, the treatment of Celtrix shareholders to the extent that they receive (i) Parent Common Stock with respect to accrued but unpaid dividends, or (ii) property or rights (other than Parent common stock) with respect to Celtrix capital stock.

          This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger and the Transaction). In particular, we express no opinion regarding the tax consequences of the exchange of shares of Insmed capital stock for shares of Parent capital stock in the capital contribution.

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Celtrix Pharmaceuticals, Inc.
March 22, 2000
Page 4

          No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger and the capital contribution, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Material Federal Income Tax Consequences" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under the applicable state law to any person other than Celtrix, our client.

          This opinion has been delivered to you for the purpose of satisfying the conditions of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.


                                               Very truly yours,

                                               VENTURE LAW GROUP
                                               A PROFESSIONAL CORPORATION